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                                                                    Exhibit 4

                                  GENRAD, INC.

                 1997 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                       AS AMENDED THROUGH AUGUST 4, 2000


1.  PURPOSE

         The purpose of this 1997 Non-Qualified Employee Stock Option Plan (the "Plan") is to advance the interests of GenRad, Inc. (the "Company") by enhancing the ability of the Company and its subsidiaries to attract and retain employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

         The Plan provides for the award of options to purchase shares of the Company's common stock ("Stock"). Options granted pursuant to the Plan shall be non-qualified options and not incentive stock options as defined in
Section 422 of the Internal Revenue Code of 1986.

2.  ELIGIBILITY FOR AWARDS

         Persons eligible to receive awards under the Plan shall be all employees, consultants and advisers of the Company and its subsidiaries who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors and officers of the Company shall not be eligible to receive awards under the Plan. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Persons selected for awards under the Plan are referred to herein as "participants".

3.  ADMINISTRATION

         The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of options to such participants as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine the terms and conditions of each award; (d) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determination of the Board shall be conclusive and shall bind all parties. Subject to Section 8, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by the participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent. Nothing

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in the preceding sentence shall be construed as limiting the power of the
Board to make adjustments required by Section 5(c) and Section 6(i).

         The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4.  EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall become effective on the date on which it is approved by the Board.

         No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

5.  SHARES SUBJECT TO THE PLAN

         (a) Number of Shares. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 4,500,000. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

         (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

         (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of Stock subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

         The Board may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other


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event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

6.  TERMS AND CONDITIONS OF OPTIONS

         (a) Exercise Price of Options. The exercise price of each option shall be determined by the Board but shall not be less, in the case of an original issue of authorized stock, than par value.

         (b) Duration of Options. Options shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date that is ten years from the date the option was granted or such earlier date as the Board may specify at the time the option is granted.

         (c) Exercise of Options.

                (i) Options shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

                (ii) Options may be exercised only in writing. Written notice of exercise must be signed by the proper person and furnished to the Company, together with (A) such documents as the Board requires and (B) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

                (iii) The delivery of Stock upon the exercise of an option shall be subject to compliance with (A) applicable federal and state laws and regulations, (B) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (C) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

                (iv) The Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or the time of exercise, the participant may elect, at such time and in such manner as the Board may




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                      prescribe, to satisfy such withholding obligation by
                      (A) delivering to the Company Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the delivery date) having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

                (v) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

         (d) Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows:

                (i) in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or

                (ii) if so permitted by the Board, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months prior to delivery) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid by a personal check or promissory note of the person exercising the option.

         (e) Rights as Shareholder. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by the participant under the Plan.

         (f) Nontransferability of Awards; Restrictions on Stock. Except as the Board may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant.



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         The Board, in its discretion, may at the time an award is granted make Stock delivered under the award subject to such restrictions and conditions, including restrictions on resale and buy-back rights, as it deems appropriate.

         (g) Death. Except as otherwise provided in the award by the Board at the time of grant, if a participant dies, each option held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the participant's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer or shorter period as the Board may determine) beginning with the date of the participant's death but in no event beyond the Final Exercise Date.

         (h) Termination of Service other than by Death. Except as otherwise provided in the award by the Board at the time of grant, if an employee's employment with the Company and its subsidiaries terminates for any reason other than by death, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date employment terminates shall continue to be exercisable for a period of 30 days (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the employee (i) was discharged for cause or (ii) resigned and within 30 days thereafter the Board determines that the participant's conduct prior to his or her resignation warranted a discharge for cause. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(h), (i) employment shall not be considered terminated (A) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (B) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries and (ii) "cause" shall mean willful misconduct by the participant or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the participant of any provision of any employment, advisory, consulting, nondisclosure, non-competition or other agreement between the participant and the Company or any subsidiary of the Company).

         In the case of a participant who is not an employee, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant's service as a consultant or adviser terminates shall continue to be exercisable for a period of 30 days (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the consultant or adviser (i) was terminated for cause or (ii) resigned and within 30 days thereafter the Board determines that the participant's conduct prior to his or her resignation warranted a discharge for cause. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.


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         (i) Merger, Consolidation, Asset Sale, Liquidation, etc. In the
event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice,
(iii) in the event of a merger under the terms of which holders of the Stock will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full and all restrictions on outstanding awards shall terminate immediately prior to such event.

         The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (j) Change in Control. Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding shall be accelerated in full, and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the shareholder of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;
(ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this subsection (j)) whose election by the Board or nomination for election by the Company's shareholders was



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approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors.

7.  EMPLOYMENT RIGHTS

         Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company or any subsidiary of the Company or affect in any way the right of the Company or any such subsidiary to terminate his or her employment by the Company or any subsidiary of the Company at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company or any subsidiary of the Company to the participant by contract or otherwise.

8.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

         Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

         The Board may at any time discontinue granting awards under the Plan. With the consent of the participant (except as otherwise provided in the Plan), the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any participant (without the participant's consent) under any award previously granted.



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